Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 10, 1995, with respect to the financial statements and schedule of The Actava Group Inc. included in the Form 10-K of the Actava Group, Inc. for the year ended December 31, 1994 as amended by Amendment No. 1 on Form 10-K/A on April 28, 1995 and Amendment No. 2 on Form 10-K/A on July 13, 1995, incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of Metromedia International Group, Inc. for the registration of 556,504 shares of $1.00 par value per share common stock.


                                    /s/ Ernst & Young LLP
                                    -----------------------------
                                        Ernst &Young LLP

Atlanta, Georgia
October 7, 1997